     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19 , 1996
                                       REGISTRATION NO. 33- ____________________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            --------------------
                                 XILINX, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)





        DELAWARE                                        77-0188631
- ------------------------                   ------------------------------------
(STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               2100 LOGIC DRIVE
                              SAN JOSE, CA 95124
  (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                            1988 STOCK OPTION PLAN
                  1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLANS)
                        -------------------------------

                              WILLEM P. ROELANDTS
                            CHIEF EXECUTIVE OFFICER
                                 XILINX, INC.
                               2100 LOGIC DRIVE
                          SAN JOSE, CALIFORNIA 95124
                                (408) 559-7778
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                  ------------------------------------------
                                  Copies to:
                            STEVEN E. BOCHNER, ESQ.
                      WILSON, SONSINI, GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                        -----------------------------

                        CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED          PROPOSED
                                                             MAXIMUM           MAXIMUM
                                            AMOUNT           OFFERING         AGGREGATE           AMOUNT OF
     TITLE OF SECURITIES                     TO BE            PRICE            OFFERING         REGISTRATION
      TO BE REGISTERED                     REGISTERED        PER SHARE(1)      PRICE(1)            FEE(2)
- ------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
- - Issuable under 1988 Stock Option Plan     3,300,000    $32.3625      $106,796,250.00        $36,826.29
                                                         --------      ---------------        ----------
- - Issuable under 1990 Employee Qualified
  Stock Purchase Plan                         460,000    $32.3625      $ 14,886,750.00        $ 5,133.36
                                                         --------      ---------------        ----------

                                                                                              $41,959.65
                                                                                              ==========
==================================================================================================================

(1) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee on the basis of $32.3625 , the average of the high and low price of Registrant's Common Stock as reported on the Nasdaq National Market on September 16, 1996.
(2) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, which states that the fee shall be "one-twenty ninth of one percentum of the maximum aggregate price at which such securities are proposed to be offered."

                                 XILINX, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended March 30, 1996 filed on June 27, 1996.

     2. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1996 filed on August 12, 1996.

     3. The Company's S-8 Registration Statement under the Securities Act of 1933, as amended (File No. 33-80075), which became effective December 5, 1995.

     4. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on April 27, 1990 (File No. 0-18548) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which was declared effective in June 1990, including any amendment or report filed for the purpose of updating such description.

          All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Exhibit
Number                       Description of Document
- --------  -------------------------------------------------------------------

  5.1     Opinion of Counsel as to legality of securities being registered.

 23.1     Consent of Ernst & Young LLP, Independent Auditors.

 23.2     Consent of Counsel (contained in Exhibit 5.1).

 24.1     Power of Attorney (see page 4).

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 19th day of September 1996.


                                       XILINX, INC.


                                  By: /s/ Robert C. Hinckley
                                     ----------------------------------------
                                     Robert C. Hinckley,
                                     Vice President of Strategic Plans
                                          and Programs

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Willem P. Roelandts and Gordon M. Steel jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signatures                            Title                              Date
- -----------------------------     -----------------------------------     --------------------------
  /s/ Willem P.Roelandts
- -----------------------------     Chief Executive Officer (Principal      September 13, 1996
     Willem P. Roelandts          Executive Officer) and Director

  /s/ Bernard Vonderschmitt
- -----------------------------     Chairman of the Board of Directors      September 13, 1996
    Bernard Vonderschmitt         and Directors

  /s/ Gordon M. Steel
- -----------------------------     Senior Vice President, Finance and
       Gordon M. Steel            Chief Financial Officer (Principal      September 16, 1996
                                  Financial and Accounting Officer)
                                  and Secretary

  /s/ Philip T. Gianos
- -----------------------------     Director                                September 13, 1996
       Philip T. Gianos

  /s/ John L. Doyle
- -----------------------------     Director                                September 13, 1996
        John L. Doyle


- -----------------------------     Director                                   ______, 1996
William G. Howard, Jr.

                                 EXHIBIT INDEX
                                 XILINX, INC.

Exhibit
Number                       Description of Document
- --------  -------------------------------------------------------------------

  5.1     Opinion of Counsel as to legality of securities being registered.

 23.1     Consent of Ernst & Young LLP, Independent Auditors.

 23.2     Consent of Counsel (contained in Exhibit 5.1).

 24.1     Power of Attorney (see page 4).